EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison





                                   July 29, 1996



FileNet Corporation
3565 Harbor Boulevard
Costa Mesa, CA  92626

           Re:      FileNet Corporation (the "Company")
                    Registration Statement for registration
                    of 650,000 Shares of Common Stock


Ladies and Gentlemen:

           We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 650,000 shares of Common Stock available for issuance under the Company's 1995 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ BROBECK, PHLEGER & HARRISON LLP
                                             -----------------------------------
                                             BROBECK, PHLEGER & HARRISON LLP




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